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                                                                  Exhibit 10(ff)

                                OLIN CORPORATION
                   1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE

     The purpose of the Olin Corporation 1997 Stock Plan for Non-employee Directors is to promote the long-term growth and financial success of Olin Corporation by attracting and retaining Non-employee Directors of outstanding ability and by promoting a greater identity of interest between its Non-employee Directors and its shareholders.

2. DEFINITIONS

     The following capitalized terms utilized herein have the following meanings:

          "Annual Grant Participant" means a Non-employee Director who is not eligible for any other pension benefits from the Company, including, but not limited to, benefits from the Olin Employees Pension Plan, the Olin Senior Executive Pension Plan or another pension plan of the Company.

          "Board" means the Board of Directors of the Company.

          "Change in Control" means any of the following: (i) the Company ceases to be, directly or indirectly, owned by at least 1,000 shareholders; (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Section 13(d)(3) of the 1934 Act, other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan (or related trust) of the Company or such subsidiary, become(s) the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of 20% or more of the then outstanding voting stock of the Company; or (iii) during any period of two consecutive years, individuals who at the
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beginning of such period constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

          "Committee" means the Compensation and Nominating Committee (or its successor) of the Board. The Board may act at anytime in lieu of the Committee.

          "Common Stock" means the Company's Common Stock, $1.00 par value per share.

          "Company" means Olin Corporation, a Virginia corporation, and any successor.

          "Fair Market Value" means, with respect to a date, on a per share basis, the average of the high and the low price of a share of Common Stock "regular way" reported on the consolidated tape of the New York Stock Exchange on such date or if the New York Stock Exchange is closed on such date, the next preceding date on which it is open.

          "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Non-employee Director" means a member of the Board who is not an employee of the Company or any subsidiary thereof.

          "One-time Grant Participant" means the Directors with an accrued benefit under the Retirement Plan for Non-employee Directors of Olin Corporation ("Retirement Plan") as of December 31, 1996, as shown on Exhibit 1 hereto; provided such Director waives his rights with respect to the Retirement Plan. (See Exhibit 1 for the present value of each such Director's accrued benefit as of December 31, 1996).

          "Plan" means the Olin Corporation 1997 Stock Plan for Non-employee Directors.

          "Stock Account" means a Non-employee Director account established under the Olin Corporation 1994 Stock Plan for Non-employee Directors to which shares of Common Stock have been or are to be credited in the form of stock, or in the absence of such account an account established under this
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Plan for a Non-employee Director to which shares of Common Stock have been or are to be credited in the form of stock.

          "Termination Date" means the date the Non-employee Director ceases to be a member of the Board.

3. TERM

     The Plan shall become effective January 1, 1997. Once effective, the Plan shall operate and shall remain in effect until terminated by action of the Board as provided in Section 9 hereof.

4. ADMINISTRATION

     Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties.

5. PARTICIPATION

     All Annual Grant Participants shall participate in the Annual Stock Grant provisions of the Plan pursuant to Section 6(a). All One-time Grant Participants shall participate in the One-time Stock Grant provisions of the Plan pursuant to Section 6(b).

6. GRANTS AND DEFERRALS

     (a) Annual Stock Grant. Subject to the terms and conditions of the Plan,
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each Annual Grant Participant shall be credited with 500 shares of Common Stock on January 1 of each calendar year beginning in 1997. To be entitled to such credit in any calendar year, an Annual Grant Participant must be serving as such on January 1 of such year. In the event a person becomes an Annual Grant Participant subsequent to January 1 of a calendar year, such Annual Grant Participant, on the first day of the calendar month following his or her becoming such, shall be credited with that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock equal to one-twelfth of 500 times the number of whole calendar months remaining in such calendar year following the date he or she becomes an Annual Grant Participant. Actual receipt of all shares credited
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under this Section 6(a) shall be deferred and each Annual Grant Participant shall receive a credit to his or her Stock Account in the amount of such credit and on the date of such credit. An Annual Grant Participant may elect in accordance with Section 6(c) to defer receipt of all or any portion of such shares (including dividends thereon payable in accordance with Section 6(c)(2)) to a date or dates following such Annual Grant Participant's Termination Date. Except with respect to any shares so deferred, certificates representing such shares shall be delivered to the Annual Grant Participant (or in the event of death, to his or her beneficiary designated pursuant to Section 6(g)) as soon as practicable following his or her Termination Date.

     (b) One-time Stock Grant. Subject to the terms and conditions of the Plan,
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each One-time Grant Participant shall be credited as of January 15, 1997, with that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock equal to the present value of his or her accrued benefit under the Retirement Plan for Non-employee Directors of Olin Corporation as of December 31, 1996, divided by the Fair Market Value per share on January 15, 1997. Actual receipt of all shares credited under this Section 6(b) shall be deferred and each One-time Grant Participant shall receive a credit to his or her Stock Account in the amount of such credit on January 15, 1997. A One-time Grant Participant may elect in accordance with Section 6(c) to defer receipt of all or any portion of such shares (including dividends thereon payable in accordance with Section 6(c)(2)) to a date or dates following such One-time Grant Participant's Termination Date. Except with respect to any shares so deferred, certificates representing such shares shall be delivered to the One-time Grant Participant (or in the event of death, to his or her beneficiary designated pursuant to Section 6(g)) as soon as practicable following his or her Termination Date.

     (c) Elections. (1) All elections under Sections 6(a) and 6(b) shall (A) be
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made in writing and delivered to the Secretary of the Company and (B) be irrevocable. All elections shall be made before December 31 of the year prior to the year in which the shares of Common Stock are to be granted (or, in the case of an individual who becomes an Annual Grant Participant during a calendar year, before the last day of the calendar month of his or her becoming such).
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Deferral elections shall specify the future date or dates on which deferred shares are to be distributed and the method of distribution (single distribution or annual installments of approximately equal amounts (up to 10)). A Non-employee Director's election with respect to shares credited pursuant to Section 6(a) of the Olin Corporation 1994 Stock Plan for Non-employee Directors ("1994 Stock Plan") shall also apply to the shares credited pursuant to Sections 6(a) and (b) hereof.

     (2) Dividends. Each time a cash dividend is paid on the Common Stock, a Non-employee Director who has shares credited to his or her Stock Account shall receive the cash dividend attributable to the shares so credited unless such director shall have elected to defer receipt thereof as provided in Sections 6(a) and 6(b). A Non-employee Director electing to defer such dividends shall receive a credit for such dividends on the dividend payment date to his or her Stock Account. The amount of the dividend credit shall be the number of shares (rounded to the nearest one-hundredth of a share) determined by multiplying the dividend amount per share by the number of shares credited to such Non-employee Director's Stock Account as of the record date for the dividend and dividing the product by the Fair Market Value per share on the dividend payment date.

     (d) Payouts. Stock Accounts shall be paid out in shares of Common Stock.
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Certificates representing shares credited to a Stock Account shall be delivered to the Non-employee Director as soon as practicable following his or her Termination Date or such later date or dates to which distribution has been deferred and consistent therewith.

     (e) No Stock Rights. Except as expressly provided herein, the crediting of
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shares of Common Stock to a Stock Account shall confer no rights upon such Non-
employee Director, as a shareholder of the Company or otherwise, with respect to the shares held in such Stock Account, but shall confer only the right to receive such shares credited as and when provided herein.

     (f) Change in Control. Notwithstanding anything to the contrary in this
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Plan or any election, in the event a Change in Control occurs, shares credited to Stock Accounts shall be promptly distributed to Non-employee Directors.
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     (g) Beneficiaries. A Non-employee Director may designate at any time and
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from time to time a beneficiary for his or her Stock Account in the event his or her Stock Account may be paid out following his or her death. Such designation shall be in writing and received by the Company prior to the death to be effective. A beneficiary designation made under the 1994 Stock Plan shall apply to the Plan.

7. LIMITATIONS AND CONDITIONS

     (a) Total Number of Shares. The total number of shares of Common Stock that
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may be issued to Non-employee Directors under the Plan is 75,000.  Such total number of shares may consist, in whole or in part, of authorized but unissued shares. The foregoing number may be increased or decreased by the events set forth in Section 8 below. No fractional shares shall be issued hereunder.

     (b) No Additional Rights. Nothing contained herein shall be deemed to
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create a right in any Non-employee Director to remain a member of the Board, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any shares of Common Stock under the Plan which are not already credited to his or her account.

8. STOCK ADJUSTMENTS

     In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the plan as set forth in Section 7(a), the number of shares that may be issued to a Non-employee Director with respect to any year as set forth in Section 6(a) and the number of shares held in Stock Accounts and (ii) the class of shares that may be issued under the Plan, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be final, conclusive and binding for all purposes of the Plan.
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9. AMENDMENT AND TERMINATION

     This Plan may be amended, suspended or terminated by action of the Board. No termination of the Plan shall adversely affect the rights of any Non-employee Director with respect to any amounts otherwise payable or credited to his or her Stock Account.

10. NONASSIGNABILITY

     No right to receive any payments under the Plan or any amounts credited to a Non-employee Director's Stock Account shall be assignable or transferable by such Non-employee Director other than by will or the laws of descent and distribution or pursuant to a domestic relations order. The designation of a beneficiary under Section 6(g) by a Non-employee Director does not constitute a transfer.

11. UNSECURED OBLIGATION

     Benefits payable under this Plan shall be an unsecured obligation of the Company.
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                                                                       Exhibit 1


 Accrued Benefits Under the Retirement Plan for Non-Employee Directors of Olin
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                                  Corporation
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                                       PRESENT VALUE OF ACCRUED
                                      BENEFIT AS OF DECEMBER 31,
  NON-EMPLOYEE DIRECTOR                          1996

Richard E. Cavanagh                            $ 74,000
William W. Higgins                             $144,000
Suzanne Denbo Jaffe                            $ 90,000
Jack D. Kuehler                                $181,000
H. William Lichtenberger                       $144,000
G. Jackson Ratcliffe                           $138,000
William L. Read                                $253,000
John P. Schaefer                               $155,000
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